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                                                                   EXHIBIT 10.13

                           AGREEMENT REGARDING LEASE
                     AND ASSIGNMENT OF LEASES AND RELEASE


          THIS AGREEMENT REGARDING LEASE AND ASSIGNMENT OF LEASES AND RELEASE ("AGREEMENT") is made and entered into as of the 1st day of January, 1996, by and between Moreno Corporate Center, L.L.C., a Delaware limited liability company ("LANDLORD"), and The Keith Companies, Inc., a California corporation ("TENANT"), formerly known as The Keith Companies - Inland Empire, Inc., a California corporation ("ORIGINAL TENANT"), with regard to the premises located at 22690 Cactus Avenue, Floors 2 and 3, Moreno Valley, California, with respect to that certain written lease dated April 26, 1990 ("ORIGINAL LEASE") between Koll Moreno Partners, a California limited partnership ("ORIGINAL LANDLORD"), and Tenant and the following facts:

                                   RECITALS

          A. Under the terms of the Original Lease, Original Landlord leased to Original Tenant the real property located in the City of Moreno Valley, County of Riverside, State of California more particularly described as 22690 Cactus Avenue, a portion of floor 1 and floors 2 and 3, Moreno Valley, California ("ORIGINAL PREMISES"). The Original Lease was modified pursuant to that certain Assignment and Assumption dated May 31, 1990, First Amendment to Lease dated August 14, 1991, Second Amendment to Lease dated September 23, 1991, Third Amendment to Lease executed in January, 1992, Fourth Amendment to Lease dated June 30, 1992, Fifth Amendment to Lease dated June 25, 1993, Sixth Amendment to Lease dated December 1, 1993, Seventh Amendment to Lease dated March 31, 1994 and Agreement dated November 9, 1994. The Original Lease, as so modified, is hereinafter referred to as the "AMENDED LEASE."

          B. Prior to the date hereof, Landlord acquired the interest of Original Landlord in the Original Premises, including, without limitation, any and all rights of the landlord/lessor under the Amended Lease.

          C. Original Tenant and MMC - West Insurance Services, Inc., a California corporation ("MMC"), entered into that certain sublease dated September 22, 1994, as amended by that certain First Amendment to Sublease dated November 23, 1994 (as amended, "MMC SUBLEASE"), wherein Original Tenant subleased to MMC a portion of the original Premises located more particularly at 22690 Cactus Avenue, Suite 150, Moreno Valley, California ("MMC PREMISES").

Tenant now desires to reconvey its leasehold interest in the MMC Premises to Landlord. A copy of the MMC Sublease is attached hereto as EXHIBIT "A."

          D. Tenant and Associated Construction Services, Inc. dba Aggregate Consulting Services ("ACS") entered into that certain sublease dated August 28, 1995, as may have been amended from time to time (as amended, "ACS SUBLEASE"), wherein Tenant subleased to ACS a portion of the Original Premises located more particularly at 22690 Cactus Avenue, Suite 155, Moreno Valley, California ("ACS PREMISES"). Tenant now desires to reconvey its leasehold interest in the ACS Premises to Landlord. Landlord and ACS have prior to the date of this Agreement executed a new Lease for the ACS Premises ("ACS LEASE"). The
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Original Premises, less the MMC Premises and the ACS Premises, is hereinafter referred to as the "PREMISES".

          E. Tenant is in arrears and delinquent under the Amended Lease in rent and other charges payable to Landlord.

          F. The parties desire to terminate the Amended Lease, subject to Paragraph 4A below, and assign to Landlord all Tenant's interest in the MMC Sublease and release Aram Keith from its obligations under the Personal Guaranty (defined below).

          NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual covenants and agreements set forth below, Landlord and Tenant hereby agree as follows:

     1. RECONVEYANCE. Tenant hereby reconveys its leasehold interest in the MMC Premises and the ACS Premises to Landlord. Landlord and Tenant hereby acknowledge and agree that, as of the date of this Lease, Tenant shall have no further rights with regard to the MMC Premises and/or the ACS Premises, including, without limitation, any rights to possession, quiet enjoyment, collect rents from any tenant or subtenant thereon or receive any credits with respect to the MMC Premises or ACS Premises. In addition, Tenant hereby quitclaims to Landlord any right, title or interest Tenant may have in any portion of the original Premises leased by the United States of America, General Services Administration ("DOT"), and United States of America, General Services administration ("FHA") and their respective leases and leasehold estates.

     2. ASSIGNMENT. Tenant hereby assigns, grants, transfers and conveys to Landlord all of Tenant's right, title and interest existing or arising in and to the MMC Sublease, and Tenant hereby gives to, confers upon and assigns to Landlord the right to collect all income, rents, issues, profits and proceeds from the MMC Sublease. Tenant shall remain solely liable under the MMC Sublease arising thereunder prior to the date of this Agreement. Tenant reserves the right of indemnification against MMC or ACS as set forth in the MMC Sublease, the ACS Sublease or as otherwise permitted by law on account of any claims, liabilities or losses Tenant may suffer which were caused in whole or in part by MMC or ACS. Except as hereinafter provided, Landlord agrees to assume the obligations of Tenant under the MMC Sublease to the extent such obligations first arise following the date of this Agreement, and are not the result of or any continuation of any failure of performance an the part of Tenant prior to the date of this Assignment. Further, Landlord is not assuming, and Tenant shall remain obligated and responsible for, any obligation of Tenant under or with respect to the MMC Sublease to the extent the substance of Tenant's representations below are incorrect (disregarding any limitation of such representations being to Tenant's actual knowledge). Tenant shall at its expense defend, indemnify, and hold Landlord harmless from and against any and all claims arising out of or in connection with the MMC Sublease that relate to the period prior to the date of this Assignment, or any activity, work or things done, permitted or allowed by Tenant in or about any of the MMC Premises prior to the date of this Assignment. Landlord shall at its expense defend, indemnify, and hold Tenant harmless from and against any and all claims arising out of or in connection with the MMC Sublease that relate to the period from and after the date of this Assignment, or any activity, work or things done, permitted or allowed by Landlord in or about any of the MMC Premises from and after the date of this Assignment, except as provided below, and are not the result of or any continuation of any failure of performance on the part of Tenant prior to the date of this Assignment. Notwithstanding any of the foregoing, except to the extent provided in
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Paragraph 3 below, nothing herein is requiring that Landlord or Tenant be obligated to the other for the return of any security deposit to ACS or MMC. In addition, the parties acknowledge that Landlord is not taking an assignment of, nor assuming any obligation of Tenant under, the ACS Sublease (except to the extent provided in Paragraph 3 below) because Landlord and ACS have executed the ACS Lease with respect to the ACS Premises.

     3. SECURITY DEPOSITS. Upon execution of this Agreement, Tenant shall deliver to Landlord in immediately available federal funds the sum of (i) One Thousand Five Hundred Seventy-four Dollars ($1,574.00) previously delivered to Tenant from ACS as security for ACS's faithful performance of ACS's obligations under the ACS Sublease ("ACS SECURITY DEPOSIT") and (ii) Four Thousand Seven Hundred Twenty-two Dollars ($4,722.00) previously delivered to Tenant from ACS as Minimum Rent (as such term is defined under the ACS Sublease) under the ACS Sublease for the months of January, February and March, 1996. If Tenant has delivered the ACS Security Deposit to Landlord, Landlord shall be responsible for returning the ACS Security Deposit to ACS when due by applicable law. Tenant represents that Tenant had previously delivered to the Original Landlord the sum of Six Thousand Nine Hundred Eight Dollars ($6,908.00) as security for MMC's faithful performance of MMC's obligations under the MMC Sublease.

     4.   REPRESENTATIONS AND WARRANTIES. Tenant hereby represents and warrants
          ------------------------------
to Landlord that to Tenant's actual knowledge: (a) except for the Subleases and executive suites currently being leased by Tenant, and any leasehold transfers made by Tenant to facilitate the leases to DOT and FHA, Tenant has not transferred, assigned or sublet its interest in or to the Original Premises, nor has Tenant assigned or otherwise transferred its interest in any of the Subleases or the right to any rent, profit, income, charges, fees or reimbursements thereunder or in any deposits; (b) the documents attached hereto and incorporated herein by this reference represent the MMC Sublease, and there are no further amendments, modifications or supplements to the MMC Sublease; (c) and no rent or other charge under the MMC Sublease has been paid for more than thirty (30) days in advance of its due date; (d) any all work required to be performed by Tenant under the MMC Sublease has been completed; (e) there are no defaults on the part of Tenant or MMC under the MMC Sublease; (f) MMC has no defense to its obligations under the MMC Sublease, and there are no rights or claims of offset, deduction or rent abatement; and (g) MMC has not delivered to Tenant any promissory notes, letters of credit or the like in connection with the MMC Sublease.

     5.   RELEASES.

          A. Tenant and Landlord hereby acknowledge and agree that Tenant has been leasing the Original Premises (subject to occupancy and rights of MMC and ACS under their respective subleases) pursuant to the terms of the Amended
Lease, which Amended Lease is hereby terminated and of no further force or effect. Accordingly, notwithstanding the termination of the Amended Lease and the release of Tenant's obligations thereunder as provided in this Paragraph, with respect to matters arising and accruing prior to January 1, 1996, except to the extent that Landlord is proven negligent, Tenant shall indemnify, defend and hold Landlord harmless from all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising (a) from Tenant's use of the Original Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant or its agents, employees, contractors or invitees (including without limitation, any subtenants of Tenant), in or about the Original Premises, the Building or the Common Areas, or
(b) from any breach or
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default in the performance of any obligation to be performed by Tenant under the terms of the Amended Lease or arising from any act, neglect, fault or omission of Tenant or of its agents, employees, contractors or invitees in or about the Original Premises, the Building or the Common Areas; provided, however, that Landlord hereby acknowledges and agrees that Tenant is released with respect to the payment of basic rent, operating expenses or any other periodic payment obligation of Tenant under the Amended Lease (collectively, "Rent Payments").

          B. Landlord on behalf of itself and its employees, officers, directors, shareholders, representatives, agents, servants, attorneys, affiliates, parents, subsidiaries, successors, predecessors (to the extent allowable by law) and assigns, and all persons, firms, corporations and organizations in its behalf (collectively, "Releasing Parties") hereby agrees that certain Personal Guaranty of Lease date April 26, 1990 ("Personal Guaranty"), in favor of Koll Moreno Partners is hereby terminated, and Releasing Parties hereby waive their rights to recover from and fully irrevocably release
(i) Aram H. Keith from its obligations arising out of the Personal Guaranty and
(ii) Tenant with respect to the Rent Payments. This release includes, without limitation, claims of which the Releasing Parties are presently unaware or which the Releasing Parties do not presently suspect to exist which, if known by the Releasing Parties, would materially affect the Releasing Parties' release of Aram H. Keith and Tenant with respect to the Rent Payments. The Releasing Parties specifically waive the provision of California Civil Code Section 1542, which provides as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

     In this connection and to the extent permitted by law, each of the Releasing Parties hereby agrees, represents and warrants that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and each of the Releasing Parties further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit (i) Aram H. Keith from its obligations arising out of the Personal Guaranty, and (ii) Tenant with respect to the Rent Payments, from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses. Nothing herein is intended to release Aram
H. Keith from its obligations under the promissory note described below.

     6. NOTE. Concurrently herewith, Tenant shall deliver to Landlord a promissory note in the form and substance of EXHIBIT "B" attached hereto and incorporated herein by this reference.

     7. ATTORNEYS' FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.
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     8.   BENEFICIARY. Only the parties hereto, and their successors and assigns, are intended to benefit from this Agreement, and there are no third party beneficiaries to this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"Landlord"

Moreno Corporate Center, L.,L.C.,
a Delaware limited liability company

By: TCW Asset Management Company,
a California corporation, its manager

By:   /s/ RUSSEL S. BERNARD
Its:

By: (signature illegible)
Its:

"Tenant"

The Keith Companies, Inc.
a California corporation


By:   /s/ ARAM H. KEITH
Its:  President


By:   /s/ FLOYD S. REID
Its:  Secretary